John D. Briner Law Corporation

February 14, 2006

WI NET COMMUNICATIONS, INC.

Vancouver, BC

Attention: Mr. Nick Andrews

Dear Sir:

RE:	WI NET COMMUNICATIONS, INC. (the “Company”)
- Registration Statement on Form 10-SB

We have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form 10-SB (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders; and (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein. We have also relied, without investigation, upon an Officers' Certificate executed by Nick Andrews, the Company’s President.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

  We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company’s President, Secretary and Treasurer was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

John D. Briner